EXHIBIT 20(c)
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                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

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                              The Tirex Corporation
                                 (the "Company")

                          5,000,000 Shares Common Stock
                                 $0.10 Per Share

                                 March 19, 1998

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                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
Exhibits....................................................................   2

List of Filings with the Securities and Exchange Commission.................   3

Cover Page..................................................................   4

Investor Notices............................................................   4

Jurisdictional Notices and Representations..................................   7

Available Information.......................................................   9

Concurrent Offering.........................................................   9

Confidentiality.............................................................   9

Independent Evaluation......................................................  10

Use of Proceeds.............................................................  10

Terms of the Offering.......................................................  11
    General.................................................................  11
    Restrictions on Transferability.........................................  11
    Registration Rights.....................................................  11
    Investor Suitability Standards..........................................  11
    Further Information.....................................................  12
    Subscription Payments...................................................  12
    Possible Variance in Terms
      of Offering...........................................................  12
    Effects of Possible Reverse Split.......................................  12

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                                    EXHIBITS

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Draft of Registration Statement on Form SB-2 ...............................   A

Form of Subscription and Registration Rights Agreement......................   B


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           LIST OF FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

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      In addition to the filings of the Company with the Securities and Exchange
Commission (the "Commission"), attached to this Offering Memorandum as Exhibits, the following Commission filings are available upon request without charge. Requests should be directed to John Threshie, Secertary, The Tires Corporation, 740 St. Maurice, Suite 201, Montreal, Quebec H3C 1L5. Telephone: (514) 878-9847.
Facsimile: (514) 878-9847.

Annual Reports on Forms 10-K and 10-KSB of  Registrant  for the years ended June
   30th 1989 through and including 1997.

Quarterly Reports on Forms 10-Q and 10-QSB for the quarters ended December 31st,
   September 30th, and March 30th of 1989 through and including 1997.

Registration Statement on Form S-8, as amended, filed with the Commission on August 27, 1997, Registration No. 333-34369.

Registration Statement on Form S-98, filed with the Commission on March 31,
   1997, Registration No. 333-23759.

Registration  Statement on Form S-8, filed with the Commission on July 22, 1996,
   Registration No. 333-5310.

Registration  Statement on Form S-8, filed with the Commission on June 20, 1996,
   Registration No. 333-5090.

Current Reports on Form S-8, dated July 11, 1997 and February 3, 1998,  filed on
   August 13, 1997 and February 17, 1998, respectively, and all other current reports on Forms 8-K filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act prior to the end of the fiscal year ended June 30, 1997.

Transition Report on Form 10-K of Registrant  for the transition  period January
   1, 1989 through June 30, 1989.

Annual Report on Form 10-K of Registrant for the year ended December 31, 1988.

Registration Statement on Form S-18, as amended, File No. 33-17598-NY.


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                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                 March 16, 1998

Name of Offeree________________________                           Copy No. _____

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                          5,000,000 Shares Common Stock

                                 $0.10 Per Share

                              THE TIREX CORPORATION

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The Tirex Corporation,  a Delaware  corporation (the "Company"),  is offering to sell up to five million (5,000,000) shares (the "Shares") of its Common Stock, $.001 par value, per share ("Common Stock") at a price of $0.10 per share (the "Offering"). The shares will be offered and sold directly by the Company on a best efforts basis. The Company is not required to sell a specified minimum number of the Shares in order to close the offering. As a result it will be possible for the Company to discontinue the sale of the Shares without raising sufficient proceeds to implement its business plan. The Company may utilize the services of broker-dealers ("Selected Dealers") who are members of the NASD in connection with the offer and sale of the Shares. The Company reserves the right to offer the Shares on more favorable terms to one or more investors, who are not affiliates of the Company, without notice to other investors. The basis for any such variance in the terms of the Offering set forth herein will include without limitation the amount of the individual investment and the point in the Offering Period when such investment is made. In such event, other investors will not be entitled to rescission of their investments in this Private Placement.

      The Offering of the Shares is being made in reliance upon the availability of an exemption from the registration provisions of the Securities Act by virtue of the Company's intended compliance with the provisions of ss. 4(2) and Rule 506 of Regulation D thereof. Accordingly, solicitation of offers or sales shall not be made to any person unless the Company has reasonable grounds to believe and does believe, immediately prior to making such sale, that such person, either alone or together with one or more of his purchaser representatives (if any), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares described in this Memorandum. See "Terms of the Offering." There are restrictions on the transfer of Shares.

      This Memorandum does not contain all of the information that would normally appear in a prospectus for an offering registered under the Securities Act or that may be necessary to make an informed investment decision regarding an investment in the Shares. The Company will furnish additional information to interested offerees upon request. Purchasers of the Shares will be required to acknowledge at the time of purchase that they have requested and received all information necessary to make an informed decision to purchase the Shares.

SEE "INVESTOR NOTICES" AND "JURISDICTIONAL NOTICES AND REPRESENTATIONS."

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                                INVESTOR NOTICES

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      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES
AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY STATE OR REGULATORY AGENCY UNDER ANY SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION PROVIDED IN SUCH


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LAWS  AND THE  RULES  AND  REGULATIONS  THEREUNDER,  AND MAY  NOT BE  RESOLD  OR
TRANSFERRED IN THE ABSENCE OF THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM CONSTITUTES AN OFFER ONLY TO THE PERSON OR ENTITY WHOSE NAME APPEARS ON THE COVER PAGE (THE "OFFEREE"). THE SHARES ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS "ACCREDITED INVESTORS", AS SUCH TERM IS DEFINED IN RULE 501 OF REGULATION D, AS PROMULGATED UNDER THE SECURITIES ACT. ALL INVESTORS MUST MEET CERTAIN SUITABILITY STANDARDS ESTABLISHED BY THE COMPANY, SUBJECT TO THE COMPANY'S RIGHT TO REJECT SUBSCRIPTIONS, IN WHOLE OR IN PART. THE MINIMUM SUBSCRIPTION WILL BE $25,000, UNLESS OTHERWISE APPROVED BY THE COMPANY IN ITS SOLE DISCRETION. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. THESE SECURITIES ARE HIGHLY SPECULATIVE AND SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH IN EXHIBIT A HERETO UNDER "RISK FACTORS" BEFORE PURCHASING SUCH SECURITIES.

      THE SHARES OFFERED HEREBY WILL BE SOLD SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION AND REGISTRATIONS RIGHTS AGREEMENT (THE "SUBSCRIPTION AND REGISTRATIONS RIGHTS AGREEMENT") CONTAINING CERTAIN REPRESENTATIONS, WARRANTIES, TERMS AND CONDITIONS. ANY INVESTMENT IN THE SHARES OFFERED HEREBY SHOULD BE MADE ONLY AFTER A COMPLETE AND THOROUGH REVIEW OF THE PROVISIONS OF THE SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT. THE COMPANY RESERVES THE RIGHT IN ITS DISCRETION TO ACCEPT OR REJECT, IN WHOLE OR PART, ANY PROPOSED INVESTMENT IN THE SHARES.

      NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE MERITS OF, OR GIVEN APPROVAL TO, ANY SECURITIES OFFERED HEREBY, OR UPON THE TERMS OF THE OFFERING, NOR HAVE THEY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR ANY OTHER SELLING LITERATURE. THE SECURITIES ARE OFFERED BY THE COMPANY PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE SECURITIES DESCRIBED HEREIN ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS RELATING TO TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING OR SOLICITATION. SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHOM THE OFFERING IS MADE AND RESTRICT SUBSEQUENT TRANSFER OF THE SECURITIES DESCRIBED HEREIN.

      INVESTMENT IN THE SECURITIES DESCRIBED HEREIN SHOULD BE CONSIDERED ONLY BY A PERSON WHO OR ENTITY THAT CAN AFFORD TO SUSTAIN THE LOSS OF HIS, HER OR ITS ENTIRE INVESTMENT. POTENTIAL INVESTORS ARE HEREBY CAUTIONED THAT SUCH INVESTORS, SHOULD THEY INVEST IN THE SECURITIES DESCRIBED HEREIN, COULD BE REQUIRED TO BEAR THE FINANCIAL RISKS OF SUCH AN INVESTMENT FOR A SUBSTANTIAL AND/OR INDEFINITE PERIOD OF TIME. AN INVESTOR WHO PURCHASES THE SECURITIES DESCRIBED HEREIN SHALL BE REQUIRED TO REPRESENT THAT HE, SHE OR IT IS ABLE TO SUSTAIN SUCH A LOSS, IS FAMILIAR WITH AND UNDERSTANDS THE TERMS OF THE OFFERING OF SUCH SECURITIES AND THAT HE, SHE OR IT MEETS CERTAIN SUITABILITY STANDARDS.


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      NO  DEALER,  SALESMAN  OR OTHER  PERSON  HAS BEEN  AUTHORIZED  TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OF SECURITIES DESCRIBED HEREIN OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM
(INCLUDING THE EXHIBITS HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE). IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NO PERSON OR ENTITY SHOULD CONSIDER INVESTING IN THE SECURITIES DESCRIBED HEREIN UNTIL SUCH PERSON HAS FULLY READ AND UNDERSTOOD THE CONTENTS OF THIS MEMORANDUM (INCLUDING THE EXHIBITS HERETO AND ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE).

      THE SECURITIES DESCRIBED HEREIN ARE RESTRICTED WITH RESPECT TO TRANSFERABILITY AND RESALE. SUCH SECURITIES MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS.

      THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. EXCEPT AS OTHERWISE INDICATED HEREIN, THIS MEMORANDUM SPEAKS AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF.

      THE SALE OF THE SECURITIES DESCRIBED HEREIN IS SUBJECT TO THE PROVISIONS OF, AND EACH OF THE INVESTORS PURCHASING SECURITIES WILL BE REQUIRED TO EXECUTE, A SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT. ANY PURCHASE OF THE SECURITIES DESCRIBED HEREIN BY AN INVESTOR SHOULD BE MADE ONLY AFTER A COMPLETE AND
THOROUGH REVIEW HEREOF AND OF THE PROVISIONS OF SUCH SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT, IN THE FORM ATTACHED HERETO AS EXHIBIT B. IN THE EVENT THAT ANY OF THE TERMS, CONDITIONS OR OTHER PROVISIONS OF SUCH AGREEMENT ARE INCONSISTENT WITH OR CONTRARY TO A DESCRIPTION OR THE TERMS SET FORTH IN THIS MEMORANDUM, SUCH AGREEMENT SHALL CONTROL. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SUCH AGREEMENT SHALL BE DEEMED TO SUPPLEMENT AND REPLACE WHERE INCONSISTENT ANY INFORMATION CONTAINED HEREIN.

      NO OFFERING LITERATURE OR ADVERTISING SHALL BE EMPLOYED IN THE OFFERING OF THE SECURITIES DESCRIBED HEREIN, EXCEPT THE INFORMATION CONTAINED HEREIN (INCLUDING THAT WHICH HAS BEEN INCORPORATED BY REFERENCE). THE DELIVERY OF THIS MEMORANDUM DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

      THIS MEMORANDUM IS SUBMITTED IN CONNECTION WITH THE OFFERING OF THE SECURITIES DESCRIBED HEREIN AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE. BY ACCEPTING DELIVERY OF THIS MEMORANDUM, EACH POTENTIAL INVESTOR AGREES THAT HE, SHE OR IT WILL NOT DIVULGE THE CONTENTS HEREOF TO ANY PERSON OR ENTITY AND WILL RETURN IT (WITH ALL RELATED DOCUMENTS OR MATERIALS) TO THE COMPANY UPON REQUEST IF SUCH INVESTOR DOES NOT AGREE TO PURCHASE ANY OF THE SECURITIES. ANY REPRODUCTION OR DISTRIBUTION OF THIS DOCUMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED.

      PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX OR ACCOUNTING ADVICE, BUT SHOULD CONSULT THEIR LEGAL COUNSEL, ACCOUNTANTS AND BUSINESS ADVISORS ABOUT LEGAL, TAX AND ACCOUNTING MATTERS CONCERNING AN INVESTMENT IN THE SECURITIES DESCRIBED HEREIN.


                                       6
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      PROSPECTIVE  INVESTORS ARE URGED TO READ THIS  MEMORANDUM  CAREFULLY.  ALL
PROSPECTIVE INVESTORS WILL HAVE AN OPPORTUNITY TO TALK WITH REPRESENTATIVES OF THE COMPANY TO VERIFY ANY OF THE INFORMATION INCLUDED HEREIN AND TO OBTAIN
ADDITIONAL INFORMATION REGARDING THE COMPANY. CERTAIN PROVISIONS OF VARIOUS DOCUMENTS AND RECORDS ARE BRIEFLY SUMMARIZED IN THIS MEMORANDUM. SUCH SUMMARIES ARE NOT AND DO NOT PURPORT TO BE COMPLETE AND REFERENCE MUST BE MADE DIRECTLY TO SUCH DOCUMENTS AND RECORDS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES. COPIES OF SUCH DOCUMENTS, IF NOT INCLUDED HEREWITH, ARE AVAILABLE, UPON REQUEST, FROM THE COMPANY WITHOUT CHARGE AND WILL BE MADE AVAILABLE TO PROSPECTIVE INVESTORS FOR INSPECTION DURING NORMAL BUSINESS HOURS, UPON REQUEST TO THE COMPANY.

      EXCEPT AS HEREIN DISCUSSED, NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

      ANY ESTIMATES OR FORECASTS AS TO EVENTS THAT OCCUR IN THE FUTURE ARE BASED UPON THE BEST JUDGMENT OF THE COMPANY'S MANAGEMENT AS OF THE DATE OF THIS MEMORANDUM. WHETHER SUCH ESTIMATES OR FORECASTS MAY BE ACHIEVED WILL DEPEND UPON THE COMPANY ACHIEVING ITS OVERALL BUSINESS OBJECTIVES AND THE AVAILABILITY OF FUNDS, INCLUDING FUNDS FROM THE SALE OF THE SECURITIES OFFERED HEREBY. THERE IS NO GUARANTEE THAT ANY OF THESE FORECASTS WILL BE ATTAINED. ACTUAL RESULTS WILL VARY FROM THE FORECASTS AND SUCH VARIATIONS MAY BE MATERIAL.

      NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS MEMORANDUM.

      THE  COMPANY  MAY ACCEPT OR REJECT ANY OFFER TO  PURCHASE  THE  SECURITIES
DESCRIBED  HEREIN,  IN WHOLE OR IN PART,  FOR ANY  REASON,  AND THE  COMPANY MAY
WITHDRAW OR CANCEL THE OFFERING WITHOUT NOTICE. AFFILIATES OF THE COMPANY MAY ACQUIRE SECURITIES IN THIS OFFERING.

      THE COMPANY RESERVES THE RIGHT TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE.

      THE COMPLETION OF EACH PURCHASE AND SALE OF THE SHARES WILL BE AT A PLACE AND TIME SPECIFIED BY THE COMPANY AND THE PLACEMENT AGREEMENT AND IN ACCORDANCE WITH THE PROVISIONS IN THE FORM OF SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT.

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                   JURISDICTIONAL NOTICES AND REPRESENTATIONS

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      The following information is specifically directed to residents in each of the states noted below. Each prospective investor is urged to review all of the following information with specific focus on the particular information provided for the state in which such investor resides:


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                            FOR CALIFORNIA RESIDENTS

      THE SALE OF SECURITIES WHICH ARE THE SUBJECT OF THIS MEMORANDUM HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                            FOR CONNECTICUT RESIDENTS

      THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36b-16 OF THE CONNECTICUT UNIFORM SECURITIES ACT BUT WILL BE SOLD IN RELIANCE ON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN SECTION 36b-21(9)(A) OF SAID ACT AND REGULATIONS PROMULGATED THEREUNDER. THE SECURITIES CANNOT BE RESOLD WITHOUT REGISTRATION UNDER SECTION 36b-16 OF SAID ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE PURSUANT TO SECTION 36b-21 OF SAID ACT.

                             FOR ILLINOIS RESIDENTS

      THE OFFERING AND SALE OF THE SECURITIES OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER SECTION 5 OF THE ILLINOIS SECURITIES LAW, AND SUCH SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT UNDER SAID LAW OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SAID LAW.

                            FOR NEW JERSEY RESIDENTS

      THE SECURITIES REFERRED TO IN THIS MEMORANDUM WILL BE SOLD TO AND ACQUIRED BY THE HOLDERS IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE NEW JERSEY STATE UNIFORM SECURITIES LAW, SECTION 49-3-50(b)(12). THEREFORE, THE DEPARTMENT OF LAW AND PUBLIC SAFETY, DIVISION OF LAW, BUREAU OF SECURITIES HAS NOT PASSED ON THE ADEQUACY OF THE DISCLOSURE IN THE OFFERING LITERATURE OR ON THE MERITS OF THIS OFFERING.

                             FOR NEW YORK RESIDENTS

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE ATTORNEY GENERAL OF NEW YORK OR ANY OFFICIAL OF SIMILAR CAPACITY OF ANY STATE PASSED UPON THE ACCURACY, ADEQUACY, OR COMPLETENESS OF THE MEMORANDUM OR THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              FOR GEORGIA RESIDENTS

      THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


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                              AVAILABLE INFORMATION

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      The Company is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith is required to file reports, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, and other information may be inspected and copied at the Commission's public reference room located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a web site at "http:\\www.sec.gov" where such material filed electronically can be examined. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549 or, upon request, from the Company at no charge.

      The information set forth herein should be read together with, and is qualified in its entirety by reference to the information contained in, the Exhibits hereto. Prospective investors should read the Exhibits hereto, including financial statements, in their entirety. To the extent that such information is not consistent with the information set forth herein, the information herein will be deemed superseded by the information contained in such Exhibits.


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                              CONCURRENT OFFERINGS

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      Concurrently herewith, the Company is making two private placements of its securities (the "Concurrent Offerings") through H.J. Meyers & Co., Inc., as its placement agent. These concurrent offerings are described in detail in the Draft
Registration   Statement  attached  as  Exhibit  A  hereto,  under  the  caption
"Financing Activities".

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                                 CONFIDENTIALITY

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      The  information   contained  in  this  Memorandum  is  confidential   and
proprietary to the Company and is being submitted to prospective investors solely for such investors' confidential use with the express understanding that, without the prior written permission of the Company, such prospective investors will not release this document or discuss the information contained herein or make reproductions of or otherwise use this Memorandum for any purpose other than evaluating a potential investment in the securities described herein. This Memorandum contains certain financial and other information (incorporated by reference or otherwise) concerning the Company which is material non-public information and should be treated as confidential. Receipt and acceptance of this Memorandum constitutes the recipient's acknowledgement that the information contained herein will be maintained in strict confidence by the recipient and will not be disclosed to any third parties.

      A prospective investor, by accepting delivery of this Memorandum, further agrees to promptly return to the Company this Memorandum and any other documents or information furnished if the prospective investor elects not to purchase any of the securities described herein or upon request of the Company.

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                             INDEPENDENT EVALUATION

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      This Memorandum does not purport to be  all-inclusive or to contain all of the information that a prospective investor may desire in evaluating an investment in the securities of the Company. Prior to the consummation of the offer and sale of any of the securities described herein, the Company will afford prospective investors an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the securities described herein, the Company or other relevant matters and to obtain additional information to the extent the Company possesses such information or can acquire it without reasonable effort or expense. Any such questions should be directed to John L. Threshie at The Tirex Corporation, 740 St. Maurice, Suite 201 Montreal, Quebec H3C 1L5. Telephone: (514) 878-0727; Facsimile: (514) 878-9847.

      No person or entity has been authorized to give any information or to make representations about the Company or the Offering and, if given or made, any such information or representation by any other person or entity must not be relied upon as having been authorized by the Company. Each prospective investor must conduct and rely on his own evaluation of the Company and the terms of the Offering (including the merits and risks involved) in making an investment decision with respect to the securities described herein. Investment in the Shares involves a high degree of risk and is suitable only for investors capable of sustaining a loss of their entire investment. See "RISK FACTORS" in Exhibit A hereto.

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                                 USE OF PROCEEDS

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      The Company is not required to sell any minimum  amount of Shares in order to terminate this Offering. The maximum amount of proceeds to the Company will be $500,000. Substantially all of the proceeds from the sale of the Shares will be used for working capital to cover the costs of completing construction, and commencing operations, of the first TSC-1 System (which may include the purchase of capital equipment) and for general daily operating expenses of the Company.

      There can be no assurance concerning the date or dates in the future when all or any portion of such funds will be applied as described above. The Company does not intend to segregate the proceeds from the sale of the Shares from other Company funds but rather will commingle the proceeds with other general corporate funds and apply all such funds for the general corporate purposes of the Company.

      Prospective investors should note that, pursuant to the above, purchasers of the Shares will be entrusting their funds to management, who will have broad discretion in determining specific expenditures of the funds. Accordingly, this uncertainty increases the risk of an investment in the Company since investors will not have an opportunity to review and evaluate the specific expenditures which may be made by the Company.


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

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                             TERMS OF THE OFFERING

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General

      The Offering made hereby consists of up to 5,000,000 Shares which are being offered by the Company to certain "accredited investors" as that term is defined in Section 501(a) of Regulation D of the Securities Act ("Accredited Investors"). The Shares are being offered at a price of $0.10 per Share, on a best efforts basis. The Company is not required to sell a specified minimum number of the Shares in order to close the offering. As a result it will be possible for the Company to discontinue the sale of the Shares without raising sufficient proceeds to implement its business plan. This Offering will remain open until April 1, 1998, unless extended unilaterally by the Company. The Company reserves the right to increase the number of Shares being offered hereby. The Company reserves the right to reject any subscription, to accept one subscription over another, and to allocate available Shares among subscribers as it deems appropriate.

Restrictions on Transferability

      The securities described herein are: (i) not registered under the Securities Act or the securities laws of any state; and (ii) are being offered and sold in reliance upon exemptions from the registration provisions of federal and state securities laws. Investors purchasing such securities will, therefore, not be able to resell or otherwise transfer the Shares until they are registered under the Securities Act or unless an exemption from the registration requirements thereof is made available. Additionally, all applicable state laws requiring registration or qualification must also be satisfied before any resale or transfer of the securities is permitted.

Registration Rights

      The Company will file a registration statement under the Securities Act of 1933, as amended (the "Act") covering the Shares as promptly as practicable after the expiration of all presently outstanding offers for the sale of the Company's securities and will use its best efforts to cause such registration statement to be declared effective by the SEC as promptly as possible.

Investor Suitability Standards

      An investment in the Shares is suitable only for sophisticated investors who understand and are economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment. Shares will only be sold to "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act. Each investor will be required to represent that: (i) he is an Accredited Investor; (ii) the investment is suitable for him; (iii) he is purchasing the Shares for investment and not with a view to a distribution or resale, and (iv) he is purchasing the Shares for his own account and not for the account of others. The Company may require additional information with respect to any subscriber. Subscription information will be used by the Company to determine whether or not to accept subscriptions and will be kept confidential and not disclosed except to counsel and, if required, to governmental and regulatory authorities. The Company reserves the right, in its sole discretion, to reject any subscription or to accept one subscription over another.

Further Information

      Upon request, prospective investors will have the opportunity to meet with and ask questions of the Officers and Directors of the Company concerning the Company, its operations and prospects and the terms and conditions of the Offering. The Company will provide prospective investors with such further information  as they  may  reasonably  request  to  supplement  the  information contained in this Memorandum. Prospective investors are urged to avail themselves of this opportunity. All such additional information is considered confidential and proprietary information of the Company and is subject to the confidentiality restrictions applicable to the Memorandum. See "INDEPENDENT EVALUATION."

Subscription Payments

      The purchase price of Shares subscribed for must be paid by check payable to the Company or wire transfer to the Company's account (wire transfer instructions will be furnished on request). The minimum investment for each investor is ___________ Shares, although the Company may, in its discretion, accept subscriptions for lesser amounts and fractional Shares.

Possible Variance in Terms of Offering

      The Company may, in its discretion and without notice to other investors or offerees, offer the Shares to certain investors, who are not affiliates of the Company, on terms more favorable than those set forth herein. The basis for any such variance in the terms of the Offering will include, but may not be limited to, the amount of the individual investment and the point in the Offering Period when such investment is made. In such event, other investors will not be entitled to rescission of their investments in this Private Placement.

Effects of Possible Reverse Split

      The Company intends to make a public offering of its Common Stock in the near future (the "Proposed Public Offering"). The terms which have been proposed for such offering will require that substantially fewer shares of the Company's Common Stock be issued and outstanding prior to the commencement of the public offering. There are presently 47,644,182 shares of the Company's Common Stock issued and outstanding. The effectuation of such Public Offering will, therefore, require a reverse split of the Company's securities. Such action will affect the number of Shares held by the purchasers thereof.


                                       12